Exhibit 32.1

Certification of Principal Executive Officer

in accordance with 18 U.S.C. Section 1350,

as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Sanara MedTech Inc. (the “Company”) for the period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof, I, Zachary B. Fleming, in my capacity as Principal Executive Officer of the Company and not in my individual capacity, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

November 14, 2022

/s/ Zachary B. Fleming
Zachary B. Fleming, Chief Executive Officer